Exhibit 10.1d

FOURTH AMENDMENT
Dated as of June 30, 2003

        This FOURTH AMENDMENT (this “Amendment”) is among O’SULLIVAN INDUSTRIES, INC., a Delaware corporation (the “Borrower”), O’SULLIVAN INDUSTRIES HOLDINGS, INC., a Delaware corporation (“Holdings”), the banks and other financial institutions and other entities from time to time parties to the Credit Agreement referred to below (the “Lenders”) and LEHMAN COMMERCIAL PAPER INC. as administrative agent (in such capacity the “Administrative Agent”).

PRELIMINARY STATEMENTS:

        1.    Holdings, the Borrower, the Lenders, the Agents and the Arranger entered into a Credit Agreement, dated as of November 30, 1999, as amended by the First Amendment, dated as of November 30, 1999, the Second Amendment, dated as of January 30, 2001 and the Third Amendment, dated as of May 15, 2002 (as so amended the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

        2.    Holdings and the Borrower have requested that the Lenders amend the Credit Agreement to revise certain financial and other covenants set forth therein.

        3.    The Required Lenders are, on the terms and conditions stated below, willing to grant the request of Holdings and the Borrower set forth above.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Amendments to Credit Agreement.

        (a)    The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

         ““Fourth Amendment Effective Date”:   June 30, 2003.”

        (b)    The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         ““Applicable Margin”:   for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Base Rate Loans	Eurodollar Loans
Revolving Credit Loans and
Swing Line Loans	3.75%	4.75%
Tranche A Term Loans	3.75%	4.75%
Tranche B Term Loans	4.25%	5.25%”

        (c)    The definition of “Capital Expenditure Carry Forward” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

        (d)    The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the phrase “imposed in lieu of income taxes” in the fifth and sixth lines thereof the new phrase “and any payments made to Tandy Corporation during such period to satisfy the Borrower’s then due and owing obligations for such period under the Tandy Tax Sharing Agreement”, deleting the word “and” immediately prior to subsection (f) therein and inserting a comma in lieu thereof, and by inserting immediately after the phrase “(f) any other non-cash charges” the new phrase “and (g) any charges associated with severance and facility rationalization”.

        (e)    The definition of “Consolidated Fixed Charges” in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the phrase “under the Tandy Tax Sharing Agreement,” in the sixth line thereof the new phrase “and including all payments on and after July 1, 2002 to be made to Tandy Corporation to satisfy the Company’s obligations under the Tandy Tax Sharing Agreement,”.

        (f)    The definition of “Consolidated Interest Expense” in Section 1.1 of the Credit Agreement is hereby amended by deleting the following lines:

“including, in the case of the Borrower, all capitalized fees and expenses incurred in connection with the execution and delivery of this Agreement and the initial extension of credit hereunder and the issuance of the Senior Subordinated Notes under the Senior Subordinated Note Indenture on the Closing Date”

and by inserting at the end thereof the following additional language:

“, and provided, further, that (i) all fees and transaction costs incurred in connection with the execution and delivery of the Fourth Amendment to this Agreement and (ii) all Tranche B Term Loan additional interest due under Section 2.15(d) of this Agreement shall be excluded from the calculation of Consolidated Interest Expense”.

        (g)    The definition of “ECF Percentage” in Section 1.1 of the Credit Agreement is hereby amended by replacing “75%” in the first line thereof with “100%”.

        (h)    The definition of “Excess Cash Flow” is hereby amended by deleting the comma immediately prior to subsection (vi) thereof and inserting the word “and” in lieu thereof, by deleting the word “and” immediately prior to subsection (vii) and by deleting subsection (vii) thereof in its entirety.

        (i)    The definition of “Revolving Credit Commitment” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

““Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and/or participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed (1) if such Lender was a Lender on or before June 30, 2003, an amount equal to (A) the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender or, if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a party hereto, on or before such date multiplied by (B) a fraction, the numerator of which shall be $30,000,000 and the denominator of which shall be $40,000,000, and (2) if such Lender became a Lender following June 30, 2003, the amount of such Lender’s Revolving Credit Commitment set forth in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.”

        (j)     The definition of “Total Revolving Credit Commitments” in Section 1.1 of the Credit Agreement is hereby amended by replacing “$40,000,000” in the last line thereof with “$30,000,000”.

        (k)     Section 2.15 of the Credit Agreement is hereby amended by redesignating Section 2.15(d) as Section 2.15(e) and by inserting the following new Section 2.15(d) immediately after Section 2.15(c):

“(d) In addition to the other interest that is payable on the Tranche B Term Loans under the other paragraphs of this Section 2.15, for each day during the period from the Fourth Amendment Effective Date through and including June 30, 2004, all Tranche B Term Loans will bear additional interest at a per annum rate equal to the rate that would otherwise be applicable thereto under this Section 2.15 plus 2.0%.”.

        (l)     Section 2.15(c) of the Credit Agreement is hereby amended by replacing the word “foregoing” in the fifth line thereof with the word “other”.

        (m)     Redesignated Section 2.15(e) of the Credit Agreement is hereby amended by inserting immediately after the phrase “provided that” the phrase “(i)” and by inserting the following new subsection “(ii)” at the end of such Section:

“and (ii) interest accruing pursuant to paragraph (d) of this Section shall be payable in arrears on July 2, 2004 (or such earlier date of repayment or prepayment of all of the Tranche B Term Loans)”.

        (n)    Section 6 of the Credit Agreement is hereby amended by inserting the following new Section 6.16 at the end of such Section:

“Section 6.16 Cash Flow Forecast. Commencing on July 31, 2003, furnish to the Administrative Agent, no later than the last Business Day of each month, a cash flow forecast detailing projected cash receipts and disbursements for the immediately following three months, which such cash flow forecast shall be accompanied by a certificate of a Responsible Officer stating that such cash flow forecast is based on reasonable estimates, information and assumptions.”

        (o)    Section 6.1 of the Credit Agreement is hereby amended by inserting at the end of such Section the following new phrase:

        “and shall be accompanied by a management’s narrative discussion and analysis”.

        (p)    Section 6.2 of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 6.2(j), deleting the period at the end of Section 6.2(k) and by inserting in lieu thereof the phrase “; and” and by inserting immediately after Section 6.2(k) the following new Section 6.2(l):

“(1) in addition to the foregoing, the Borrower shall, within seven days after the end of each fiscal quarter of the Borrower, furnish to the Administrative Agent on behalf of each Lender a certificate of a Responsible Officer (with reasonably detailed calculations) showing compliance with the financial covenants set forth in Section 7.1(d) of this Agreement as of the last day of such fiscal quarter.”

        (q)    Section 7 of the Credit Agreement is hereby amended by deleting the word “and” after “7.13” in clause (ii) of the first paragraph thereof and inserting immediately after “7.16” in the seventh line thereof the phrase “, and 7.20”.

        (r)    Section 7.1(a) of the Credit Agreement is hereby amended by replacing the ratios set forth therein for the fiscal quarters ending June 30, 2003, September 30, 2003, December 31, 2004, March 31, 2004 and June 30, 2004, with the following new ratios:

“June 30, 2003	5.00 : 1.00
September 30, 2003	5.10 : 1.00
December 31, 2003	5.40 : 1.00
March 31, 2004	5.65 : 1.00
June 30, 2004	5.50 : 1.00”

        (s)    Section 7.1(b) of the Credit Agreement is hereby amended by replacing the ratios set forth therein for the fiscal quarters ending June 30, 2003, September 30, 2003, December 31, 2004, March 31, 2004 and June 30, 2004, with the following new ratios:

“June 30, 2003	1.75 : 1.00
September 30, 2003	1.75 : 1.00
December 31, 2003	1.75 : 1.00
March 31, 2004	1.70 : 1.00
June 30, 2004	1.75 : 1.00”

        (t)    Section 7.1(c) of the Credit Agreement is hereby amended by replacing the ratios set forth therein for the fiscal quarters ending June 30, 2003, September 30, 2003, December 31, 2004, March 31, 2004 and June 30, 2004, with the following new ratios:

“June 30, 2003	1.00 : 1.00
September 30, 2003	1.00 : 1.00
December 31, 2003	1.00 : 1.00
March 31, 2004	1.00 : 1.00
June 30, 2004	1.00 : 1.00”

        (u)    Section 7.1(d) of the Credit Agreement is hereby amended by replacing the dollar figure opposite fiscal quarter ending June 30, 2003 with “$42,000,000” and by replacing the dollar figure opposite fiscal quarter ending June 30, 2004 with “35,900,000", and by inserting immediately below the fiscal quarter ending June 30, 2003, the following new fiscal quarters and corresponding dollar figures:

“September 30, 2003	$40,100,000
December 31, 2003	$37,300,000
March 31, 2004	$34,900,000”

        (v)    Section 7.1(e) of the Credit Agreement is hereby amended by replacing the ratios set forth therein for the fiscal quarters ending September 30, 2003, December 31, 2004, March 31, 2004 and June 30, 2004, with the following new ratios:

“September 30, 2003	2.50 : 1.00
December 31, 2003	2.65 : 1.00
March 31, 2004	2.75 : 1.00
June 30, 2004	2.65 : 1.00”

        (w)    Section 7.2 of the Credit Agreement is hereby amended by deleting the phrase “; and” at the end of Section 7.2(h) and inserting in lieu thereof a period, inserting the word “and” at the end of Section 7.2(g) and deleting Section 7.2(i) in its entirety.

        (x)    Section 7.6(b) of the Credit Agreement is hereby amended by deleting the text in subsection (iii) in its entirety and replacing it with the following new text;

        “[intentionally omitted]”.

        (y)    Section 7.7 of the Credit Agreement is hereby amended by replacing the dollar figure opposite fiscal year 2004 with “$6,000,000” and by deleting in its entirety the proviso immediately following the grid therein.

        (z)    Section 7.8(d) of the Credit Agreement is hereby amended by replacing “$1,000,000” in the last line thereof with “$400,000”.

        (aa)    Section 7.20 of the Credit Agreement is hereby amended by inserting immediately after the phrase “to pay” in the first line thereof the phrase “(but not prepay)”, deleting the word “and” at the end of subsection (iii) thereof and inserting in lieu thereof a comma and inserting immediately at the end of subsection (iv) thereof the following new subsection (v):

“and (v) the Consolidated Interest Coverage Ratio for the period of four consecutive fiscal quarters of the Borrower most recently ended is greater than 2.00:1.00”.

        (bb)    Section 8(c) of the Credit Agreement is hereby amended by inserting immediately after the phrase “(with respect to the Borrower only),” in the second and third lines thereof the new phrase “Section 6.2(l),”.

        (cc)    Section 10.2(c) to the Credit Agreement is hereby amended by deleting the contact information for the Administrative Agent in its entirety and replacing it with the following new text:

The Administrative Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Craig Malloy
Telecopy: (646) 758-4617
Telephone: (212) 526-7150

        (dd)    Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the new Annex A attached hereto as Exhibit I.

        SECTION 2.    Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied:

        (a)    the Administrative Agent shall have received signed written authorization from the Required Lenders to execute this Amendment and shall have received counterparts of this Amendment executed by Holdings and the Borrower and counterparts of the Consent of the Loan Parties appended hereto (the “Consent”) executed by the Grantors, as defined in the Guarantee and Collateral Agreement);

        (b)    each of the representations and warranties in Section 3 below shall be true and correct;

        (c)    in consideration of the amendments contained in this Amendment, the Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and returns to the Administrative Agent its consent no later than 5:00 p.m. (New York time) on July 2, 2003, a fee equal to 0.667% of the Commitment of such Lender after giving effect to this Fourth Amendment;

        (d)    all fees and expenses (including, without limitation, legal fees) then due and payable to the Administrative Agent and the Lenders under the Loan Documents (to the extent invoiced) shall have been paid in full in immediately available funds; and the Agent shall have received such other documents, instruments and opinions as it shall have reasonably requested.

        SECTION 3.    Representations and Warranties.

        Each of Holdings and the Borrower represents and warrants jointly and severally as follows:

        (a)    Authority. Each of Holdings, the Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment and the Consent, as applicable, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party. The execution, delivery and performance by Holdings and the Borrower of this Amendment and by the Grantors of the Consent, and the performance by Holdings and each Loan Party of each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary corporate action of Holdings or such Loan Party, as the case may be, and no other corporate proceedings on the part of Holdings or such Loan Party, as the case may be, are necessary to consummate such transactions.

        (b)    Enforceability. This Amendment has been duly executed and delivered by Holdings and the Borrower. The Consent has been duly executed and delivered by the Grantors. This Amendment, the Consent and each Loan Document (as amended hereby) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against Holdings and such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

        (c)    Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

        (d)    No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

        SECTION 4.    Reference to and Effect on the Loan Documents. (a)   Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

        (b)    Except as specifically amended above, the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

        (c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Arranger or any Agent under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents.

        SECTION 5.    Counterparts.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment or the Consent by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment or such Consent.

        SECTION 6.    Governing Law.This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

By:	/s/ Phillip J. Pacey

Name:	Phillip J. Pacey
Title:	Senior Vice President and
Chief Financial Officer

O'SULLIVAN INDUSTRIES, INC.

By:	/s/ Phillip J. Pacey

Name:	Phillip J. Pacey
Title:	Senior Vice President and
Chief Financial Officer

[signatures continued on the next page]

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ Francis Chang

Name:	Francis Chang
Title:	Vice President

CONSENT

Dated as of June 30, 2003

        The undersigned, as Grantors under the Guarantee and Collateral Agreement and, as applicable, as Grantors under the Intellectual Property Security Agreement (as such terms are defined in and under the Credit Agreement referred to in the foregoing Fourth Amendment), hereby consent and agree to the foregoing Fourth Amendment and hereby confirm and agree that (i) each of the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said Fourth Amendment, each reference therein to the “Credit Agreement”, “thereunder”, “thereof” and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by said Fourth Amendment, (ii) the Guarantee and Collateral Agreement and all of the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations as defined in the Guarantee and Collateral Agreement, and (iii) the Intellectual Property Security Agreement and all of the Intellectual Property Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations as defined in the Intellectual Property Security Agreement.

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

By:	/s/ Phillip J. Pacey

Name:	Phillip J. Pacey
Title:	Senior Vice President and
Chief Financial Officer

O'SULLIVAN INDUSTRIES, INC.

By:	/s/ Phillip J. Pacey

Name:	Phillip J. Pacey
Title:	Senior Vice President and
Chief Financial Officer

O'SULLIVAN INDUSTRIES - VIRGINIA, INC.

By:	/s/ Phillip J. Pacey

Name:	Phillip J. Pacey
Title:	Senior Vice President and
Chief Financial Officer

O'SULLIVAN FURNITURE FACTORY OUTLET INC.

By:	/s/ Phillip J. Pacey

Name:	Phillip J. Pacey
Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT I

Annex A

PRICING GRID

Consolidated Leverage Ratio	Commitment Fee
>4.5:1.0	.50%
>4.0:1.0 and <4.5:1.0	.50%
>3.0:1.0 and <4.0:1.0	.50%
<3.0:1.0	.375%

Changes in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on (i) the Second Amendment Effective Date and (ii) thereafter, on the first day after the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until and including the date on which such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.5 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.5 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending as of the last day of the period covered by the relevant financial statements.